EXHIBIT 99.1
                                                                    ------------


L-1 IDENTITY SOLUTIONS CLOSES PRIVATE OFFERING OF
$175 MILLION OF 3.75 PERCENT CONVERTIBLE SENIOR
NOTES DUE 2027

STAMFORD, Conn., May 17, 2007 (BUSINESS WIRE) -- L-1 Identity Solutions, Inc. (NYSE: ID) today announced the closing of its private offering of $175 million principal amount of Convertible Senior Notes due 2027 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). As previously announced L-1 Identity Solutions initially priced $150 million in principal amount of the notes and granted the initial purchasers a 30-day option to purchase up to $25 million principal amount of additional notes. The initial purchasers exercised such option and the closing thereof was consummated at the same time as the closing of the issuance of the initial $150 million principal amount for a total issuance of $175 million of Convertible Senior Notes.

The estimated net proceeds from the offering, after initial purchasers' discounts, commissions and transaction costs, are approximately $169.4 million. L-1 Identity Solutions intends to use approximately $69.8 million of the net proceeds from the offering to pay the cost of entering into a forward share repurchase transaction pursuant to which it will acquire approximately 3.49 million shares of its common stock, to repay approximately $98.4 million of borrowings and accrued interest under L-1 Identity Solutions Operating Company's senior credit facility, and to apply remaining proceeds for general corporate purposes including acquisitions.

In connection with the offering, and in order to facilitate the structuring of potential future acquisitions, the Company implemented a holding company structure pursuant to Section 251(g) of the Delaware General Corporation Law. The Company merged into a wholly owned subsidiary of a newly formed Delaware corporation that assumed the name "L-1 Identity Solutions, Inc.," issued the notes and listed shares of common stock on the NYSE as a successor to the company formerly known as "L-1 Identity Solutions, Inc.," which changed its name to "L-1 Identity Solutions Operating Company" and survived the merger as a wholly owned subsidiary of L-1 Identity Solutions, Inc.

This notice does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offers of the securities will be made only by means of a private offering memorandum. The notes and the shares of L-1 Identity Solutions common stock issuable upon conversion have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.


About L-1 Identity Solutions

L-1 Identity Solutions, Inc. (NYSE: ID), together with its portfolio of companies, offers a comprehensive set of products and solutions for protecting and securing personal identities and assets. Leveraging the industry's most advanced multi-modal biometric platform for finger, face and iris recognition, our solutions provide a circle of trust around all aspects of an identity and the credentials assigned to it -- including proofing, enrollment, issuance and usage. With the trust and confidence in individual identities provided by L-1 Identity Solutions, government entities, law enforcement and border management agencies, and commercial enterprises can better guard the public against global terrorism, crime and identity theft fostered by fraudulent identity. L-1 Identity Solutions is headquartered in Stamford, CT.


ID-L


Forward-Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this press release and those made from time to time by L-1 Identity Solutions through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company's current views based on management's beliefs and assumptions and information



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currently available. Forward-looking statements concerning future plans or results are necessarily only estimates, and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, the availability of government funding for L-1's products and solutions, the size and timing of federal contract awards, performance on existing and future contracts, general economic and political conditions and other factors affecting spending by customers, and the unpredictable nature of working with government agencies. Additional risks and uncertainties are described in the Securities and Exchange Commission filings of the L-1 Identity Solutions, including the Company's Form 10-Q for the quarter ended March 31, 2007. L-1 Identity Solutions expressly disclaims any intention or obligation to update any forward-looking statements.


SOURCE: L-1 Identity Solutions, Inc.

L-1 Identity Solutions
Doni Fordyce, 203-504-1109
dfordyce@L1ID.com

Copyright Business Wire 2007


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